UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2012

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation.

On May 5, 2011, Four Rivers BioEnergy Inc. (the “Company”) and GCP VIII, LLC (the ‘Holder’) entered into a Securities Purchase Agreement (the “Purchase Agreement”) wherein the Company agreed to sell and the Holder agreed to purchase $5 million, in the aggregate, of Original Issue Discount Senior Secured Convertible Debentures due on the two year anniversary of their issue date (the “Debentures”). The aggregate $5 million was to be invested in 2 tranches, with $2,133,333 in principal amount of Debentures being issued on May 5, 2011 (the first tranche) and $2,866,666 in principal amount of Debentures to be issued at the second tranche.  The Company filed a Current Report on Form 8-K on May 11, 2011 (File No. 000-51574) with regard to the first tranche.  On February 9, 2012, the Company and the Holder entered into an Amendment and Waiver Agreement (the ‘Amendment Agreement’) whereby the Company and the Holder agreed to (i) hold the closing of the second tranche on February 9, 2012, (ii) reduce the principal amount of the second tranche to $286,666, (iii) reduce the number of warrants to be received by the Holder at the time of closing of the second tranche to 98,186, (iv) re-set the maturity date of the Debentures to December 31, 2012 (including bringing forward the maturity date of the Debentures issued in the first tranche to December 31, 2012 from May 5, 2013) and (v) the Holder agreed to waive certain conditions to closing the second tranche. Gross proceeds from the second tranche amounted to $215,000 ($190,000 net of costs and expenses payable to the Holder). The amount payable upon redemption of the Debentures is 118% of their principal amount.

In addition to the Debentures the Holder was issued common share purchase warrants at each closing, each having a term of five years, and giving the Holder the right to purchase up to 828,875, in the aggregate, of the Company’s common stock at an exercise price of $0.40 per share (subject to adjustment as provided therein). Warrants over 730,689 shares were granted at the time of closing the first tranche and warrants over 98,186 shares were granted at the time of closing the second tranche.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are incorporated herein by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 11, 2011 (File No. 000-51574).  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibits

99.01    Securities Purchase Agreement dated May 5, 2011

99.02    Original Issue Discount Senior Secured Convertible Debenture dated May 5, 2011

99.03    Common Stock Purchase Warrant dated May 5, 2011

The following Exhibit is included herewith.

99.04    Amendment and Waiver Agreement dated February 9, 2012

99.05    Original Issue Discount Senior Secured Convertible Debenture dated February 9, 2012

99.06    Common Stock Purchase Warrant dated February 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer